Exhibit No. 99.1—Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of MAF Bancorp, Inc. on the basis of each such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Mid America Bank, fsb Employees’ Profit Sharing Plan (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on June 27, 2003, (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of MAF Bancorp, Inc. (the “Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 27, 2003

/S/    ALLEN H. KORANDA

Name: Allen H. Koranda

Title: Chairman of the Board

and Chief Executive Officer

Date: June 27, 2003

/S/    JERRY A. WEBERLING

Name: Jerry A. Weberling

Title: Executive Vice President

and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.